Exhibit 99.1

EMCORE Reports Fiscal 2023 Fourth Quarter Results

ALHAMBRA, CA, December 12, 2023 – EMCORE Corporation (Nasdaq: EMKR), the world’s largest independent provider of inertial navigation solutions to the aerospace and defense industry, today announced results for the fiscal 2023 fourth quarter (4Q23) ended September 30, 2023. Management will host a conference call to discuss 4Q23 financial and business results on December 12, 2023 at 5:00 p.m. Eastern Time (ET).

For 4Q23, EMCORE’s consolidated revenue was $26.8 million. Net loss was $42.6 million and $2.0 million on a GAAP and non-GAAP basis, respectively. Adjusted EBITDA was negative $0.9 million. Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

“The EMCORE team continued to step up to meet the challenges of transforming the Company into a pure play Inertial Navigation business. In 4Q23, Inertial Navigation revenue grew for the sixth consecutive quarter, producing GAAP and non-GAAP gross margins of 26% and 31%, respectively,” said Jeff Rittichier, President and Chief Executive Officer of EMCORE. “The restructuring plan announced in April related to our legacy business is complete, the sale of non-strategic product lines closed in October, and a non-binding letter of intent (LOI) secured by a deposit has been signed for the sale of our indium phosphide wafer fabrication assets. We anticipate that this transaction will close by the end of the calendar year. Going forward, we expect to leverage our streamlined operating model and top line growth to deliver greater shareholder value.”

Consolidated Results

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	+increase/ -decrease
	4Q23	3Q23
Revenue	$26.8M	$26.7M	+$0.1M
Gross margin	26%	27%	-1%
Operating expenses (a)	$35.7M	$10.1M	+$25.6M
Operating margin (a)	(108%)	(11%)	-97%
Net loss on continuing operations (a)	($28.8M)	($3.0M)	-$25.8M
Net loss on continuing operations per share basic and diluted (a)	($0.42)	($0.06)	-$0.36
Net loss on discontinued operations	($13.8M)	($6.8M)	-$7.0M
Net loss (a)	($42.6M)	($9.9M)	-$32.7M
Net loss per share basic and diluted (a)	($0.62)	($0.18)	-$0.44
Non-GAAP gross margin (b)	31%	30%	+1%
Non-GAAP operating expenses (b)	$10.1M	$9.8M	+$0.3M
Non-GAAP operating margin (b)	(7%)	(7%)	—%
Non-GAAP net loss on continuing operations (b)	($2.0M)	($2.0M)	-$0.2M
Non-GAAP net loss on continuing operations per share diluted (b)	($0.03)	($0.04)	+$0.01
Adjusted EBITDA	($0.9M)	($1.1M)	+$0.2M
Ending cash and cash equivalents	$26.7M	$20.2M	+$6.5M
Line of credit and loan payable	$10.6M	$11.7M	-$1.1M
(a) Includes $22.6M of asset impairments inclusive of a $19.0M goodwill impairment.
(b) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Business Outlook

The Company expects revenue for the fiscal first quarter (1Q24) ending December 31, 2023 to be in the range of $26 million to $28 million.

Conference Call

The Company will host a conference call to discuss its financial results on Tuesday, December 12, 2023 at 2:00 p.m. PT (5:00 p.m. ET). To participate in the conference call, click on the following link (ten minutes prior to the call) to register: https://

register.vevent.com/register/BI80860f59906d465cb32e98400d87bf7c. Once registered, participants will have the option of: 1) dialing in from their phone (using their PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone. The call will be webcast live via the Company's investor website at https://investor.emcore.com. Please go to the site beforehand to register and download any necessary software. The webcast will be available for replay beginning Tuesday, December 12, 2023, following the conclusion of the call.

About EMCORE

EMCORE Corporation is a leading provider of inertial navigation products for the aerospace and defense markets. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, and Lithium Niobate chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Alhambra, CA, Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities all maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Alhambra, Budd Lake, and Concord. For further information about EMCORE, please visit https://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures, including for gross profit, gross margin, operating expenses, operating margin, and net loss, as well as adjusted EBITDA. The Company has, regardless of result, applied consistent rationale and methods when presenting supplemental non-GAAP measures.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: (a) they are unusual and the Company does not expect them to recur in the ordinary course of its business, (b) they do not involve the expenditure of cash, (c) they are unrelated to the ongoing operation of the business in the ordinary course, or (d) their magnitude and timing is largely outside of the Company’s control. Reconciliation provided for 4Q23 included an impairment expense, litigation-related expense, stock-based compensation expense, amortization of intangible assets, and transition/M&A-related expense. All of these items meet one or more of the characteristics listed above. The criteria that must be met for litigation-related expense to qualify as a non-GAAP measure is that it must be directly connected to active litigation that the Company infrequently encounters and is unrelated to the ongoing operations of the business in the ordinary course. In 3Q23, this included receipt of one-time non-recurring litigation proceeds (offset against litigation expense) of approximately $1.1 million and in 4Q23, this included a one-time non-recurring litigation settlement payment (inclusive of litigation expense) of approximately $1.3 million. All legal expenses related to the ordinary course of business are included in the non-GAAP results consistently for all reporting periods. The Company has, for all reporting periods disclosed in this press release, applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure, reflecting the Company’s core ongoing operating performance and facilitating comparisons across reporting periods that the Company uses when evaluating its financial results, planning and forecasting future periods, and that are useful to investors in assessing our performance.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

Forward-Looking Statements

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, business outlook, including expected revenue for 1Q24, our strategy and focus, expectations regarding the sale of our indium phosphide wafer fabrication assets, including the timing thereof, and statements about our future results of operations and financial position, plans, strategies, business prospects, changes, and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, future growth, enhancements or technologies, sales levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) risks related to our ability to obtain capital; (b) disruptions to our operations as a result of our restructuring activities; (c) costs and expenses incurred in connection with restructuring activities and anticipated operational cost savings arising from the restructuring actions; (d) the effects of personnel losses; (e) risks related to the sale of our Broadband and defense optoelectronics businesses, including without limitation (i) the failure to fully realize the anticipated benefits of such transaction, (ii) third party costs incurred by the Company related to any such transaction, (iii) risks associated with liabilities related to the transaction that were retained by the Company, and (iv) risks and uncertainties related to the transfer to the buyer of our manufacturing support and engineering center in China; (f) risks related to shutdown or potential sale of our Chips business and wafer fabrication facility, including without limitation (i) the failure to successfully negotiate or execute definitive transaction agreements, (ii) termination of any definitive agreement prior to closing, (iii) failure to achieve any anticipated proceeds from any such sale or to fully realize the anticipated benefits of such a transaction, even if the potential transaction occurs, (iv) diversion of management’s time and attention from our remaining businesses to the sale of such businesses, (v) third party costs incurred by the Company related to any such transaction, and (vi) risks associated with any liabilities related to the transaction or any such assets or business that are retained by the Company in any sale transaction; (g) rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (h) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (i) delays and other difficulties in commercializing new products; (j) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (k) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (l) actions by competitors; (m) risks and uncertainties related to the outcome of legal proceedings; (n) risks and uncertainties related to applicable laws and regulations; (o) acquisition-related risks, including that (i) the revenues and net operating results obtained from our recent acquisitions may not meet our expectations, (ii) the costs and cash expenditures for integration of our recent acquisitions may be higher than expected, (iii) we may not recognize the anticipated synergies from our recent acquisitions, (iv) there could be losses and liabilities arising from these acquisitions that we will not be able to recover from any source, and (v) we may not realize sufficient scale from these acquisitions and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives; (p) the effect of component shortages and any alternatives thereto; (q) risks and uncertainties related to manufacturing and production capacity; (r) risks related to the conversion of order backlog into product revenue; and (s) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions, and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Balance Sheets

	September 30,	September 30,
(in thousands)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$26,211	$25,099
Restricted cash	495	520
Accounts receivable, net of credit loss of $356 and $337, respectively	15,575	13,823
Contract assets	8,402	6,089
Inventory	28,905	26,282
Prepaid expenses	4,612	4,061
Other current assets	556	1,335
Assets held for sale - current	6,210	—
Total current assets	90,966	77,209
Property, plant, and equipment, net	15,517	24,576
Goodwill	—	15,608
Operating lease right-of-use assets	21,564	23,144
Other intangible assets, net	12,245	14,790
Other non-current assets	2,567	2,351
Assets held for sale - non-current	—	31,404
Total assets	$142,859	$189,082
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,683	$10,379
Accrued expenses and other current liabilities	9,525	6,697
Contract Liabilities	1,630	5,271
Loan payable - current	852	852
Financing payable - current	460	—
Operating lease liabilities - current	3,033	2,171
Liabilities held for sale - current	3,608	—
Total current liabilities	28,791	25,370
Line of credit	6,418	9,599
Loan payable - non-current	3,330	5,042
Operating lease liabilities - non-current	20,882	21,568
Asset retirement obligations	4,194	4,664
Other long-term liabilities	8	106
Liabilities held for sale - non-current	—	4,765
Total liabilities	63,623	71,114
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 100,000 shares authorized; 84,014 shares issued and 77,108 shares outstanding as of September 30, 2023; 44,497 shares issued and 37,591 shares outstanding as of September 30, 2022	825,119	787,347
Treasury stock at cost; 6,906 shares as of September 30, 2023 and September 30, 2022	(47,721)	(47,721)
Accumulated other comprehensive income	350	441
Accumulated deficit	(698,512)	(622,099)
Total shareholders’ equity	79,236	117,968
Total liabilities and shareholders’ equity	$142,859	$189,082

EMCORE CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,	Twelve Months Ended September 30,
(in thousands, except for per share data)	2023	2023	2022
Revenue	$26,769	$97,716	$45,318
Cost of revenue	19,876	74,323	41,252
Gross profit	6,893	23,393	4,066
Operating expense:
Selling, general, and administrative	8,638	32,731	28,224
Research and development	4,468	17,910	13,782
Impairment	22,612	22,612	2,956
Severance	—	27	140
Gain on sale of assets	—	(1,147)	—
Total operating expense	35,718	72,133	45,102
Operating loss	(28,825)	(48,740)	(41,036)
Other (expense) income:
Interest (expense) income, net	(147)	(751)	(35)
Foreign exchange (loss) gain	—	(1)	—
Other (expense) income	(9)	121	171
Total other (expense) income	(156)	(631)	136
Loss from continuing operations before income tax benefit (expense)	(28,981)	(49,371)	(40,900)
Income tax benefit (expense) from continuing operations	135	(42)	139
Net loss from continuing operations	$(28,846)	$(49,413)	$(40,761)
(Loss) income from discontinued operations including loss on disposal of $10.7M, net of tax benefit of $0	$(13,788)	$(27,000)	$16,428
Net loss	$(42,634)	$(76,413)	$(24,333)
Pension Adjustment	(91)	(91)	441
Comprehensive loss	$(42,725)	$(76,504)	$(23,892)
Per share data:
Net loss from continuing operations per basic and diluted share	$(0.42)	$(0.96)	$(1.09)
Net (loss) income from discontinued operations per basic and diluted share	$(0.20)	$(0.52)	$0.44
Net loss per basic and diluted share	$(0.62)	$(1.48)	$(0.65)
Weighted-average number of basic and diluted shares outstanding	69,209	51,510	37,269

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023
(in thousands, except for percentages)	4Q23	3Q23
Gross profit	$6,893	$7,260
Gross margin	26%	27%
Stock-based compensation expense	352	337
Asset retirement obligation	51	51
Amortization of intangible assets	924	353
Non-GAAP gross profit	$8,220	$8,001
Non-GAAP gross margin	31%	30%

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023
(in thousands)	4Q23	3Q23
Operating expense	$35,718	$10,070
Stock-based compensation expense	(978)	(1,032)
Impairment expense	(22,612)	—
Severance expense	—	(11)
Transition/M&A-related expense	(661)	(323)
Litigation-related (expense) proceeds	(1,346)	1,086
Non-GAAP operating expense	$10,121	$9,790

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023
(in thousands, except for percentages)	4Q23	3Q23
Operating loss	$(28,825)	$(2,809)
Operating margin	(108%)	(11%)
Stock-based compensation expense	1,330	1,369
Asset retirement obligation accretion	51	51
Amortization of acquired intangibles	924	353
Impairment expense	22,612	—
Severance expense	—	11
Transition/M&A-related expense	661	323
Litigation-related expense (proceeds)	1,346	(1,086)
Non-GAAP operating loss	$(1,901)	$(1,788)
Non-GAAP operating margin	(7%)	(7%)
Depreciation expense	994	728
Adjusted EBITDA	$(907)	$(1,060)
Adjusted EBITDA %	(3%)	(4%)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023
(in thousands, except for per share data and percentages)	4Q23	3Q23
Net loss from continuing operations	$(28,846)	$(3,028)
Net loss from continuing operations per share basic and diluted	$(0.42)	$(0.06)
Stock-based compensation expense	1,330	1,369
Asset retirement obligation accretion	51	51
Amortization of intangible assets	924	353
Impairment expense	22,612	—
Severance expense	—	11
Transition/M&A-related expense	661	323
Litigation-related expense (proceeds)	1,346	(1,086)
Other expense (income)	9	(4)
Income tax (benefit) expense	(135)	29
Non-GAAP net loss from continuing operations	$(2,048)	$(1,982)
Non-GAAP net loss from continuing operations per share basic and diluted	$(0.03)	$(0.04)
Interest expense, net	147	194
Depreciation expense	994	728
Adjusted EBITDA	$(907)	$(1,060)
Adjusted EBITDA %	(3%)	(4%)

Contact:
EMCORE Corporation
Tom Minichiello
(626) 293-3400
investor@emcore.com